99-a

                       Amendment No. 94-1

          To the Employee Savings and Investment Plan and Trust (401(k) Plan) of

               Green Mountain Power Corporation,

       As Amended And Restated Effective January 1, 1989


     Effective on July 1994, a new Section 9.10, captioned, Compliance With Qualified Domestic Relations Orders, to read as follows:
                         ************

     9.10  Compliance With Qualified Domestic Relations
           Orders

           Notwithstanding any limitation expressed in the preceding paragraphs of this Article, or elsewhere in this Plan (other than in paragraph 10.4), the Retirement Board may make payment from the participant's Total Account to comply with the terms of a Qualified Domestic Relations Order.

                        ************

     In witness whereof, the Company has caused this Amendment to be executed by its duly elected officer this 11th day of July, 1994.

                       GREEN MOUNTAIN POWER CORPORATION



                       By:  /s/D. G. Hyde
                       Its: President and CEO

Attest:


/s/Donna S. Laffan
Witness             (seal)
                                (Board of Directors:  7/8/94)


                       Amendment No. 93-2

                Green Mountain Power Corporation
 Employee Savings and Investment Plan and Trust (401(k) Plan)

       As Amended And Restated Effective January 1, 1989


     1.     Effective on January 1, 1994, the third (3d) paragraph of Section
1.11 of the 401(k) Plan shall be amended to provide as follows:

                            * * * * * *

1.11     Compensation

In no event shall a Participant's Compensation taken into account under the Plan for any Plan Year after 1993, exceed [$200,000] $150,000 ($200,000 prior to Plan Year 1994) (or such other amount as the Secretary of the Treasury may determine for such Plan Year under Section 401(a)(17) of the Code)[.], provided that benefits accrued under the terms of the Plan prior to January 1, 1994 shall not be affected by such change.

     2. Effective on January 1, 1994, Sections 9.4 and 10.4 of the 401(k) Plan each shall be amended to provide as follows:

     9.4     Taxes

A Participant who makes a withdrawal may be subject to Federal and State income taxes and applicable penalty taxes for early distributions unless the distribution qualifies for an exemption from such tax[.] , and such a withdrawal may be subject to the provisions of Section 10.4(b)

     10.4     Notice to Payees

(a) At the time a Participant or Beneficiary makes application for benefits, the Retirement Board shall furnish the individual with a written notice of distribution. The notice shall include a general description of the terms and conditions of the benefits available to the individual and the anticipated date of distribution of such benefits.

(b) This subsection applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a participant's election hereunder, a participant may elect, at the time and in the manner prescribed by the Retirement Board, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the participant in a direct rollover.

(c) For the purpose of subsection (b), the following definitions shall apply:


     Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the participant, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the participant or the joint lives (or joint life expectancies) of the participant and the participant's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the participant's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     Participant: A participant (for purposes solely of subsection (b) herein, includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are participants with regard to the interests of the spouse or former spouse.

     Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the participant.

(d) The Retirement Board shall notify all individuals who receive lump sum distributions from the Plan of the availability of the tax-free rollover of such distribution to an Individual Retirement Account (IRA) and the possible availability of favorable tax treatment in accordance with applicable law.

     3. Effective April 1, 1994, Sections 6.2(c), 6.4 and 9.7(c) shall be amended to provide as follows:

     6.2     Investment Election

                          * * * * *

     (c) Notwithstanding the foregoing, Employer Matching Contributions shall be invested initially [solely] in Fund A[.], provided that, a participant shall have the right thereafter to elect to reallocate such contributions to other investments in accordance with Section 6.4.

     6.4     Transfer Between Funds

Subject to rules adopted by the Retirement Board that impose limitations upon a Participant who is an "officer" within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and regulations thereunder, as amended from time to time, a Participant may elect, effective as of any January 1, April 1, July 1 or October 1 or more frequently in accordance with rules adopted by the Retirement Board subsequent to his or her initial participation in the Plan, to reallocate, in 10% increments, any portion of his or her Total Account (except the Loan Fund [and Employer Matching Contribution Account]) among the investment funds, provided the Participant notifies the Employer in writing at least 30 days in advance or such shorter period of time which may be permitted on a uniform and non-discriminatory basis. Such election was limited to January 1 of each year prior to 1992.

     9.7   Loan Fund
                            * * * * *

     (c) Loan repayments to the Before-Tax Contribution Account, the Employer Matching Contribution Account and the Rollover
Account shall be allocated among the investment funds in the same percentage as the individual's most recent investment election in effect under the Plan. [Loan repayments to the Employer Matching Contribution Account shall be invested in Fund A.]

     In witness whereof, the Company has caused this Amendment to be executed by its duly elected officer this 14th day of December, 1993.

                       GREEN MOUNTAIN POWER CORPORATION



                       By:/ s/Douglas G. Hyde
                       Its: President & Chief Executive
                             Officer

Attest:


/s/C. L. Dutton
Witness             (seal)
                               (Board of Directors:  12/8/93)


                    Amendment No. 93-1

          Employees' Savings and Investment Plan
                    and Trust (401(k)) of

            Green Mountain Power Corporation

       As Amended And Restated Effective January 1, 1989


WHEREAS, Green Mountain Power Corporation, a Vermont corporation
(hereinafter referred to as the "Company") maintains the Employees' Savings and Investment Plan and Trust (401(k) Plan) of Green Mountain Power Corporation (hereinafter referred to as the "Plan") for the exclusive benefit of its eligible employees and their beneficiaries; and

WHEREAS, the Company may amend the Plan from time to time as provided in
Section 13.1; and

WHEREAS, the Company desires to modify the provisions of the Plan relative to the employer matching portions of the employees' contribution;

     NOW, THEREFORE, in consideration of the foregoing,
     Section 1.4 of the Plan is hereby amended as follows effective March 10, 1993:

     1.4     Before-Tax Contribution

                  Before-Tax Contribution means a
             contribution to the Trust Fund made on behalf of a Participant pursuant to Section 4.1 which is not included in the Participant's gross income for Federal income tax purposes for the year in which such contribution was made.

                  The first 6% (5% prior to April 1, 1993) of
             Compensation for a payroll period contributed on the Participant's behalf under a Salary Deferral Agreement shall be known as the Participant's Basic Before-Tax Contributions and shall be contributed to the Participant's Before-Tax Contribution Account.

                   Contributions made on the Participant's
             behalf under a Salary Deferral Agreement in excess of 6% (5% prior to April 1, 1993) of Compensation to a maximum of 15% of Compensation shall be known as the Participant's Supplemental Before-Tax Contributions and shall also be contributed to the Participant's Before-Tax Contribution Account.

     In witness whereof, the Company has caused this Amendment to be executed by its duly elected officer this 15th day of April, 1993.

                       GREEN MOUNTAIN POWER CORPORATION



                       By:/ s/Douglas G. Hyde
                       Its: Executive Vice President & COO

Attest:


/s/C. L. Dutton
Witness             (seal)
                               (Board of Directors:  3/10/93)